UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2018 (May 1, 2018)

Date of Report (Date of earliest event reported)

ZERO GRAVITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55345	46-1779352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 NW Spanish River Boulevard Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 416-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Unless otherwise provided in this Current Report on Form 8-K, all references to “we,” “us,” “our,” “ZGSI” or the “Company” refer to the Registrant, Zero Gravity Solutions, Inc.

Explanatory Note

This Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by the Company on March 14, 2018 (the “Original Report”).

Item 1.01

Entry into a Material Definitive Agreement

The BPI Investment

On or about May 1, 2018, the Company received $300,001 from Boies Partners, Inc. (“BPI”), an accredited investor. BPI’s investment was made pursuant to a side letter agreement between the Company and BPI dated May 1, 2018 (the “BPI Side Letter”). The BPI Side Letter concerns a Confidential Term Sheet dated March 2018 from the Company (the “Term Sheet”) relating to certain additional terms to the Company’s 2016 private offering of up to $10,000,000 of its securities, consisting of up to 3,333,333 shares of its common stock at $3.00 per share (the “Current Offering”). The Term Sheet provides that, among other things, “Qualified Investors” in the Current Offering (i.e., those investing at least $500,000) will have a right to receive, in the aggregate, up to twenty percent (20%) of equity (determined on a scale and allocated pro rata, based on the aggregate money raised by Qualified Investors) in a to-be-formed subsidiary of the Company that will operate exclusively in the cannabis industry.

In accordance with the BPI Side Letter, BPI agreed to convert its $200,000 unsecured promissory note dated March 12, 2018 (the “BPI Prior Note”), as previously disclosed in the Original Report, into shares of the Company’s common stock under the Current Offering. In addition, the Company agreed that the balance of the BPI Prior Note would be aggregated with its $300,001 investment for the purposes of determining that BPI is a “Qualified Investor” under the Term Sheet.

Alex Boies, a member of our Board of Directors, has no financial interest in or control over BPI and does not otherwise have any beneficial ownership in any securities owned by BPI.

The Michael T. Smith Investment

On or about May 2, 2018, the Company received $300,001 from Michael T. Smith, an accredited investor and member of our Board of Directors (“Mr. Smith”), and in exchange the Company issued to Mr. Smith (a) an unsecured promissory note dated May 2, 2018 (the “Smith Note”), and (b) a warrant dated May 3, 2018 to purchase up to 30,000 shares of the Company’s common stock at $3.00 per share (the “Smith Warrant”).

The Smith Note bears interest at the rate of ten percent (10%) per annum, such interest being payable by the Company to the holder thereof quarterly in cash. The Smith Note shall be repaid in full by the Company, plus all unpaid interest thereon, by May 1, 2020 (the “Maturity Date”). Prepayment of all unpaid principal due on the Smith Note may be made by the Company prior to the Maturity Date, provided that the holder thereof shall receive a minimum amount of interest equal to one year of interest due under the Smith Note, based on the principal balance as of the origination date. The Smith Note contains customary provisions for events of default and acceleration of sums due. The Smith Note further provides that within thirty (30) days of receipt of payment of any amount of principal outstanding under the Smith Note (the “Conversion Window”), the holder thereof shall have the right to convert any portion of such payment into the Company’s common stock at the lesser of $3.00 per share or the lowest price per share of any sale by the Company of its common stock occurring between the date of the Smith Note and the end of the Conversion Window.

The Smith Warrant is exercisable within 5 years of issuance into shares of the Company’s common stock, at $3.00 per share. In addition to the terms customarily included in such instruments, the Smith Warrant may be exercised by the holder thereof by providing to the Company a notice of exercise, payment and surrender of the Smith Warrant. In addition, the Smith Warrant is subject to adjustment upon the occurrence of specified events including, but not limited to, a payment of certain stock dividends, a subdivision or combination of the Company’s outstanding shares of common stock, a reclassification of the Company’s common stock, a consolidation or merger of the Company, a sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange affecting the Company. The Smith Warrant includes piggyback registration rights.

Mr. Smith’s investment was made pursuant to a side letter agreement between the Company and Mr. Smith dated May 2, 2018 (the “Smith Side Letter”). In accordance with the Smith Side Letter, Mr. Smith agreed to convert his $200,000 unsecured promissory note dated March 8, 2018 (the “Smith Prior Note”), as previously disclosed in the Original Report, into shares of the Company’s common stock under the Current Offering. In addition, the Company agreed that the balance of the Smith Prior Note would be aggregated with the $300,001 balance of the Smith Note for the purposes of determining that Mr. Smith is a “Qualified Investor” under the Term Sheet.

The foregoing descriptions of the BPI Side Letter, Smith Note, Smith Warrant and Smith Side Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the BPI Side Letter, Smith Note, Smith Warrant and Smith Side Letter filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and are incorporated herein by reference.

Aggregate gross proceeds in connection with the foregoing investments by BPI and Mr. Smith were $600,002, and proceeds net of commission were $567,002. Commissions in connection with the BPI investment were equal to eight percent (8%) of the principal thereof, totaling $24,000, and commissions in connection with the Smith Note were equal to three percent (3%) of the principal thereof, totaling $9,000. The Company intends to use the proceeds from the foregoing investments to fund working capital requirements and for general corporate purposes.

The Company is providing this report in accordance with Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The Company has sold the securities in a private transaction in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder since, among other things, the above transaction did not involve a public offering. Additionally, the Company relied on similar exemptions under applicable state laws. The Holders had access to information about the Company and their investments, took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities. Upon issuance, the resale of the securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1     Side Letter Agreement, dated May 1, 2018, between the Company to Boies Partners, Inc.

10.2     Promissory Note, dated May 2, 2018, issued by the Company to Michael T. Smith.

10.3     Warrant, dated May 3, 2018, issued by the Company to Michael T. Smith.

10.4     Side Letter Agreement, dated May 2, 2018, between the Company to Michael T. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zero Gravity Solutions, Inc.

Date: May 16, 2018	By:	/s/Timothy A. Peach
Timothy A. Peach
Chief Executive Officer